EXHIBIT 10.5

Version  1-Ka1itta
December 8, 2010


AIRCRAFT AND/OR ENGINE MAINTENANCE SERVICES AGREEMENT




Dated as of December 23, 2010 by and between BALTIA AIR LINES, INC. ("Buyer")

and

KALITTA AIR, L.L.C. (D/B/A KALITTA MAINTENANCE) Agreement No. AEMSA-1




INDEX



ARTICLE   HEADING                            Page

ARTICLE 1
DEFINITIONS----------------------------------------------- 4

ARTICLE 2 ENGAGEMENT ------------------------------------------------ 6

ARTICLE 3 TERMS OF AGREEMENT ---------------------------------------- 6

ARTICLE 4 SCOPE OF THE SERVICE-------------------------------------- 7

ARTICLE 5 PARTS, MATERIAL, SUPPLIES---------------------------------- 7

ARTICLE 6 REGULATORY REQUIREMENTS----------------------------------- 9

ARTICLE 7      OUTSIDE SERVICES----------------------------------------- 10

ARTICLE 8 DELIVERY, ACCEPTANCE AND REDELIVERY---------------------- 11

ARTICLE 9 CHARGES AND PAYMENTS------------------------------------- 14

ARTICLE 10     WARRANTIES----------------------------------------------- 14

ARTICLE 11     RELEASE AND INDEMNIFICATION------------------------------ 17

ARTICLE 12     INSURANCE------------------------------------------------ 18

ARTICLE 13     DEFAULT AND REMEDIES------------------------------------- 21

ARTICLE 14     DELAYS--------------------------------------------------- 22

ARTICLE 15     TAXES-----------------------------------------------------23

ARTICLE 16     RECORDS-------------------------------------------------- 22

ARTICLE 17     NON-LIABILITY OF INDIVIDUALS----------------------------- 24

ARTICLE 18     CUSTOMER'S REPRESENTATIVES------------------------------- 25

ARTICLE 19     NON-DISCLOSURE/NON-SOLICITATION-------------------------- 25

ARTICLE20 MISCELLANEOUS-------------------------------------------- 26


INDEX TO EXHIBITS





EXHIBIT        EXHIBIT HEADING                         PAGE

EXHIBIT 1      WORK AUTHORIZATION FORM---------------------------------- 29

EXHIBIT 2      SCHEDULE OF CHARGES-------------------------------------- 31

EXHIBIT 3      MODIFICATION OF WORK SCOPE REQUEST----------------------- 38

EXHIBIT 4      AIRCRAFT DELIVERY RECEIPT-------------------------------- 39

EXHIBIT 5      AIRCRAFT REDELIVERY RECEIPT------------------------------ 41

EXHIBIT 6      ENGINE DELIVERY RECEIPT---------------------------------- 42

EXHIBIT 7      ENGINE REDELIVERY RECEIPT-------------------------------- 43

EXHIBIT 8      MISCELLANEOUS EXPENDABLE MATERIAL & SUPPLIES (MSP) LIST-- 44

EXHIBIT 9      INVENTORY LIST OF CUSTOMER PROVIDED PARTS---------------- 45




AIRCRAFT AND/OR ENGINE MAINTENANCE SERVICES AGREEMENT


      THIS AIRCRAFT AND/OR ENGINE MAINTENANCE SERVICES AGREEMENT is made as of the 23 day of December, 2010, between BaltiaAir Lines, Inc., a New York corporation having its registered office at 63-25 Saunders Street, Rego Park,

NY 11374, (hereinafter referred to as "CUSTOMER"), and KALITTA AIR, L.L.C. (dba
 KALITTA MAINTENANCE), a Michigan limited liability company having its registered office at 818 Willow Run Airport, Ypsilanti, Michigan 48198 (hereinafter called "KALITTA"). CUSTOMER and KALITTA may hereinafter be referred to as (the "Parties").



RECITALS

      WHEREAS, CUSTOMER desires that KALITTA   perform maintenance services
on

CUSTOMER's Aircraft and/or Engine as may be designated by CUSTOMER from time to time as set forth in Exhibit 1 hereto; and


      WHEREAS, KALITTA maintains and operates a Federal Aviation Administration approved certified facility (Repair Station with certificate number
KOOR718X)
pursuant to Part
145 of the Federal Aviation Regulations which authorizes it to perform certain aircraft inspections, engine inspections, maintenance, modification, overhaul and repair services, and KALITTA is willing to provide the Services
(as defined below) on the te1ms and conditions as set out below;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the two parties agree as follows:

1         DEFINITIONS

In this Agreement, unless the context requires otherwise:

1.1 "Acceptance Tests"- means acceptance ground and flight tests performed on the Aircraft by CUSTOMER prior to Redelivery in accordance with the provisions of Article 8.5 and 8.7 hereof.

1.2 "Agreement" - means this Aircraft and/or Engine Maintenance Services Agreement and all schedules, annexes and exhibits hereto as well as all

amendments or variation   as agreed in writing from time to time by the parties
 hereto.

1.3      "Aircraft" - means the aircraft and installed engines owned by

CUSTOMER on which Services are to be performed pursuant to a Work Authorization Form.


1.4 "Delivery" - means the delivery of the Aircraft and/or Engine by CUSTOMER to KALITTA at the Facility.

1.5 "Delivery Date" - means the date of Delivery of an Aircraft and/or Engine by CUSTOMER to KALITTA at the facility.

1.6 "Delivery Receipt" - means a receipt in the form of Exhibit 4 hereto executed by KALITTA and CUSTOMER upon the Delivery of the Aircraft and/or Engine.

1.7 "Engine" - means the engine owned by CUSTOMER on which Services are to be perfonned pursuant to a Work Authorization Form.

1.8 "Engine Test" - means a test performed pursuant to the Pratt & Whitney or General Electric Maintenance Manual.

1.9 "FAA"- means the Federal Aviation Administration of the United States of America, and any successor thereof.

1.10      "Facility" -means KALITTA's facility at OSC, Oscoda, Michigan.

1.11 "FARs" - means any regulations promulgated by the FAA and any successor thereof that are applicable to the provision of the Services.

1.12 "Herein", "hereof, "hereunder", and like terms - shall refer to this
Agreement, as the same may be amended or supplemented from time to time.

1.13 "Induction Date"- means the date KALITTA will begin the work on the
Aircraft and/or Engine as described in Exhibit 1 hereto.

1.14 "Modified Work Scope Services" - means any additional maintenance, modification or other services, other than those described in the Work Authorization Form, requested by CUSTOMER in writing (including e-mail) which, will modify the Work Authorization Form and shall become part of this Agreement.

1.15      "Modification of Work Scope Request" or "MWSR" - means a document in
the form of Exhibit 3   for Additional Services, which should   be
executed
by KALITTA and CUSTOMER. The MWSR shall memorialize the request by CUSTOMER to amend the Work Authorization Form to include the Additional Services to be performed by KALITTA.

1.16 "Parts" - means all accessories, compoonents, instruments and other equipment, parts and materials required for the performance of the Service (other than engines).

1.17 "Redilivery" - means the redelivery of the Aircraft and/or Engine from KALITTA to CUSTOMER at the Facility at the completion of tbe Services, in accordance witb Article 8 hereof.

1.18      "Redelivery Date"- means the date of Redelivery.

1.19 "Redelivery Receipt" - means a receipt in tbe form of Exhibit 5 hereto executed by KALITTA and CUSTOMER concurrently with tbe Redelivery of tbe Aircraft and/or Engine.

1.20 "Schedule of Charges" - means the Schedule of Charges for performing tbe Services and providing Parts as set forth in Exhibit 2 hereto, which shall be executed by tbe parties hereto prior to the induction of the Aircraft and/or Engine.

1.21 "Services" - means tbe services to be performed by KALITTA for the Aircraft and/or Engine as set forth in tbe Work Autborization Form and any MWSRs.

1.22      "Work  Antborization Form" -  means  a  document in  the  form of

Exhibit 1 hereto identifying tbe Aircraft and/or Engine on which Services are to be performed, describing the Services and the man-hours or charges for performing the Services, and setting forth tbe scheduled Delivery and Redelivery Dates. The form when executed by KALITTA and CUSTOMER shall constitute, in each case, CUSTOMER's authorization for KALITTA to perform the
Services on tbe Aircraft and/or Engine and KALITTA undertaking to do so, in accordance with this Agreement.

2    ENGAGEMENT

2.1 Subject to the terms and conditions of this Agreement, CUSTOMER engages KALITTA to perform the Services and provide Parts in accordance with Kalitta Maintenance Repair Station procedures as authorized by the Department of Transportation pursuant to Part 145 of the Federal Regulation Aviation and applicable FAA Regulations .

3    TERMSOFAGREEMENT

3.1 Except as may be otherwise provided herein, this Agreement shall commence as of the date set forth on the first page of this Agreement upon execution hereof by botb parties and shall continue in full force and effect for a period of two (2) years after such date, unless earlier terminated by either party in writing. CUSTOMER may elect to extend this Agreement for addiotional successive terms of one (1) year each, by providing written notice of such election to KALITTA at least sixty (60) days prior to the end of the initial term or any renewal term. KALITTA shall have the right to reject any such renewal or to condition such renewal on a new Schedule of Charges by giving CUSTOMER notice of such rejection or new Schedule of Charges within thirty (30) days after receipt of CUSTOMER's renewal notice. If the parties are unable to agree on the revised charges, this Agreement shall terminate at the expiration of that initial or renewal term.

3.2  CUSTOMER agrees to pay all charges specified on the Schedule of Charges.

4    SCOPE OF THE SERVICES

4.1  Services to be Provided

     a. The specific Services to be provided by KALITTA shall be mutually agreed upon between KALITTA and CUSTOMER in the Work Authorization Form. A Work Authorization Form must be executed for each Aircraft and/or Engine on which KALITTA perfonns Services under tlJ.is Agreement and must be signed by both parties.

     b. The Work Authorization Form may from time to time be amended by additional, alternative, or supplementing services as the parties may agree in writing including email, and memorialize by means of a written Modification of

Work Scope Request or "MWSR" in the form of Exhibit 3 hereto, to be executed by authorized representatives of KALITTA and CUSTOMER. Any additional Services which have a schedule impact on the scheduled Redelivery Date shall be mutually agreed and indicated in the applicable MWSR.

     c.   In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the parties in an executed Work Authorization
Form,
the terms and conditions contained in the Work Authorization Form shall prevail.

5    PARTS, MATERIAL, SUPPLIES

5.1  KALITTA -Frunished Parts


Except as otherwise provided on Article 5.2 hereof, KALITTA shall secure and privude all common aircraft hardware parts necessary to perform the Services for Maintenance for the Aircraft only, not for maintenance of the Engine unless specifically agreed to in advance by both parties. All freight and handling charges shall be in accordance with the Schedule of Charges.

5.2  CUSTOMER-Furnished Parts

CUSTOMER will furnish to KALITTA any Parts required for the performance of the

Services ("CUSTOMER-Furnished Parts"), in which case they shall be delivered to KALITTA no later than the scheduled Delivery Date. All parts furnished by CUSTOMER for the routine or stated work appearing in Exhibit 1 hereto,
will  be received through OSC   Stores Inspection Procedures and placed in a
holding area as stated in Atiicle 5.3 (a) hereof. All non-routine parts supplied by CUSTOMER will meet the need by date specified by the Project Manager and confmm to the OSC Inspection Procedures. Any CUSTOMER-furnished non-routine part not delivered to OSC by the need date will be considered a cause to escalate the re-delivery schedule on a day for day slip, predicated on the actual date the part is received in OSC.

Should the CUSTOMER be unable to supply a non-routine pati, after stating it would supply the part, CUSTOMER has forty eight (48) hours to notify KALITTA. In the event CUSTOMER fails to notify KALITTA within the fotiy eight (48) hour period or fails to supply a non-routine part, KALITTA may procure the non-routine pati and charge CUSTOMER according to the provisions of Exhibit 2 hereto.

CUSTOMER will provide   KALITTA with an inventory list of all provided
Parts,
including, pati numbers, descriptions and values in accordance with the provisions of Exhibit 9, hereto.

5.3  Handling, Storage and Disposition of CUSTOMER's Property

     a. KALITTA shall provide sufficient hangar space for the Aircraft and/or Engine when required for performance of the Services and sufficient warehouse space for all CUSTOMER-Furnished Parts and/or any of CUSTOMER's property removed from the Aircraft and/or Engine for storage. CUSTOMER-Furnished Parts shall be reasonably isolated from KALITTA Parts, and KALITTA shall take reasonable precautions to ensure limited access to and provide adequate security for the CUSTOMER-Furnished Parts.

     b. CUSTOMER shall be responsible for all the actual handling, shipping and fiueight charges incunued for all CUSTOMER-Furnished Parts or propetiy.

     c. KALITTA shall retum all the unused CUSTOMER-Furnished Parts and propetiy to CUSTOMER at the Redelivery. KALITTA shall arrange, at CUSTOMER's sole expense and risk, for preparation and shipment of such Parts to the locations designated by CUSTOMER.

5.4  Title and Risk of Loss and Damage

During the performance of the Services, title to t11e Aircraft and/or
Engine,
any of CUSTOMER's property removed from the Aircraft and/or Engine for storage and all CUSTOMER-Furnished Parts shall at all times remain with CUSTOMER. KALITTA shall not assume the risk of loss or damage to the Aircraft and/or Engine, items of CUSTOMER-Furnished Parts and items of CUSTOMER's property arising or occurring while in the care, custody or control of KALITTA, except to the extent caused by the gross negligence or willful misconduct of KALITTA.

6    REGULATORY REQUIREMENTS

6.1  KALITTA Regulatory Responsibilities

KALITTA shall:

     a.         at all times meet the technical and operational requirements of an FAA Certified Repair Station authorized to perform the Services and shall maintain an FAR Part 145 Certificate with applicable ratings for performance of the Services;

     b. promptly report to CUSTOMER any discrepancies between FAA requirements and KALITTA operations as repmied to KALITTA by the FAA;

     c. provide CUSTOMER with appropriate records of all maintenance transactions and component and piece part removals, along with the related teardown findings and repair billing information;


     d.   be responsible for preparing FAA Form 337, or comparable

CUSTOMER supplied paperwork (E.A. I E.O., etc.), to cover all major repairs and alterations accomplished during the Services; and

     e. be responsible for preparing and submitting FAA Form 337 on behalf of the CUSTOMER and providing the CUSTOMER a copy for its records.

It shall be the responsibility of CUSTOMER to supply FAA approved data (acceptable to KALITTA) to cover all alterations, unless otherwise agreed by KALITTA. It shall be the responsibility of KALITTA to supply FAA approved data for all major repairs performed during the Services, unless otherwise agreed, in writing, between KALITTA and CUSTOMER.

6.2  Classification of Repairs

CUSTOMER shall be required to classifY major and minor repairs in accordance with the FAR Part 43 Appendix "A" defmition and guidelines, it being understood that KALITTA shall have no obligation to do so for CUSTOMER under this Agreement.

7    OUTSIDE SERVICES

7.1  Use of Subcontracts

KALITTA may have any of the Services performed by subcontractors; provided, that the use of subcontractors shall not create any contractual or agency relationship between CUSTOMER and any such subcontractor. The performance by any subcontractor of any Services shall not relieve KALITTA of any of its obligations to CUSTOMER hereunder.

7.2  Outside Services or Subcontract Services Requirements

Any subcontractor used by KALITTA shall meet one or more of the following provisions as applicable:

a.
hold a currently valid FAA Repair Station Certificate issued under Part
145 of the Federal Aviation Regulations, with applicable rating for work to be performed under this Agreement and the specific requirements of FAR 145.2;

b.
hold a cunently valid FAA Repair Station Certificate issued under
Part 145 of the

Federal Aviation Regulations, with a limited rating for specialized services applicable to the Services performed, and have the related FAA approved process specification listed on its operations specifications;
c.
be the manufacturer of the items to be serviced and have attached to each item a maintenance record prepared in accordance with Part 43 of the Federal Aviation Regulations; or

d.
be equipped with the necessary tools, facilities, qualified personnel, quality control system, inspection procedures, and technical data to perform the Services; and be listed as an approved vendor for these Services in accordance with KALITTA's FAA approved 145 Repair Station requirements. Services performed by Kalitta under this provision shall be retumed to service by Kalitta under its authority.


8    DELIVERY, ACCEPTANCE AND REDELIVERY
8.1  Delivery ofthe Aircraft and/or Engine
a.
CUSTOMER shall deliver the Aircraft and/or Engine designated in the Work Authorization Form to the Facility on or before the Induction Date.

b.
In the event of any delay of the scheduled Delivery of the Aircraft and/or Engine by CUSTOMER to the Facility, CUSTOMER shall immediately inform KALITTA of the details of such delay and advise KALITTA of a new scheduled Delivery Date. If the delay has an impact on the scheduled Redelivery Date, both parties shall discuss and mutually agree upon an amendment in the scheduled Redelivery Date specified in the Work Authorization Form.

c.
Upon Delivery, KALITTA and CUSTOMER shall malce a ground inspection of the Aircraft and/or Engine and execute a Delivery Receipt in the form ofExhibit 4 and/or Exhibit 6 hereto.

d.
If defueling is required to accomplish the Services on the Aircraft, CUSTOMER shall be charged for the defueling, storage, re-certification and refueling in accordance with the provisions set forth in the Schedule of Charges in Exhibit 2 hereto.


8.2  Inspections and Tests of Aircraft
KALITT A shall conduct such inspections of the Aircraft and perform such tests as it deems necessary to comply with this Agreement.

8.3 Acceptance Tests by CUSTOMER of Aircraft a.
Upon KALITTA's completion of the Services and ground tests, CUSTOMER [may, using CUSTOMER's flight crews and at CUSTOMER's sole risk and expense, perform ground and flight tests ("Acceptance Tests") on the Aircraft. KALITTA shall have the right to have a representative on board during any ground or test flight.

b.
All Acceptance Tests which are required by CUSTOMER shall be carried out by CUSTOMER at its own expense and risk, and CUSTOMER shall insure for all risks ofloss, damage or liability arising from such Acceptance Tests. CUSTOMER agrees that all provisions of Atiicle 11 and 12 of this Agreement apply to all Acceptance Tests.


8.4  Correction of Discrepancies of Aircraft
Upon completion of Acceptance Tests, KALITTA shall promptly correct any defects or discrepancies to the extent attributable to the performance of the Services by KALITTA or its subcontractor, at no additional cost to CUSTOMER. Additional Acceptance Tests may be performed by CUSTOMER at its own expense and risk to inspect KALITTA's con ection of such defects or discrepancies.

8.5  Redelivery ofthe Aircraft
a.
Upon completion of the Services by KALITTA and Acceptance Tests by CUSTOMER, KALITTA shall redeliver the Aircraft to CUSTOMER at the Facility. KALITTA and CUSTOMER shall make a ground inspection of the Aircraft and execute a Redelivery Receipt in the form of Exhibit 5 hereto which shall indicate:

i. CUSTOMER's acceptance of the Aircraft and willingness to take redelivery thereof, and

ii. CUSTOMER's recognition that KALITTA has performed all Services in compliance with the Work Authorization Form and MWSRs pursuant to this Agreement.

b.
KALITTA warrants to CUSTOMER that at Redelivery:

i. The Aircraft's maintenance paperwork shall have received all appropriate entries and where approved by the CUSTOMER, appropriate aircraft log entries made; and

ii. All Services shall have been appropriately docnrnented and shall have been performed in conformance with all applicable F ARs, the Operators Maintenance Program, if applicable, and Exhibit 1.

8.6  Inspections and Tests of Engine
KALITTA shall conduct such inspections of the Engine( s) and perform snch tests as it deems necessary to comply with this Agreement. CUSTOMER shall have the right, upon providing prior notice to KALITTA, but not the obligation, to observe KALITTA's performance of the inspections and tests and shall have the right, at all reasonable times, upon reasonable advance notice to KALITTA, to inspect the Engine(s), the maintenance records, FAA forms and records and all other documentation pertaining to the Engine( s) or the perfmmance of the Services, provided that CUSTOMER shall not interfere with KALITTA's performance and its obligations under this Agreement.

8.7  Redelivery ofthe Engine
a.
Upon completion of the Services, KALITTA shall redeliver the Engine to CUSTOMER at the Facility together with:
i. such Engine's relevant Customer-Furnished Docnrnentation, duly up-dated;
ii. all relevant test reports, teclmical repair reports and/or investigation reports (if any) including any required by the FAA IA Inspector in accordance with Section 6.l(d) ofthis Agreement; and

b.
Upon receipt of the foregoing, CUSTOMER shall execute a Redelivery Receipt in the fmm of Exhibit 7 which shall indicate:

i. CUSTOMER's acceptance of the Engine and willingness to take redelivery thereof, and

ii. CUSTOMER's recognition that KALITTA has performed all Services in compliance with the Work Authorization Form and MWSRs pursuant to this Agreement.

c.
KALITTA agrees that all Services shall have been appropriately documented and shall have been performed in conformance with all applicable F ARs.


9    CHARGESANDPAYMENTS
9.1 KALITTA charges to CUSTOMER and payment by CUSTOMER for all Services and Parts provided by KALITTA, subcontract services and other charges associated with the performance of the Services, shall be in accordance with the Schedule of Charges.

10   WARRANTIES
10.1      KALITTA Warranties
KALITTA waJTants its workmanship performed under this Agreement and agrees
o bear the costs required to correct any defect in any Part serviced by KALITTA if the defect in such Part is caused by KALITTA's faulty workmanship, provided:

a.
the defect is discovered within sixty (60) days or one hundred fifty (150) flying hours, whichever occurs first, following Redelivery of the Aircraft and/or Engine, and KALITTA is notified in writing within ten (10) days of CUSTOMER discovering the defect;

b.
CUSTOMER demonstrates to the reasonable satisfaction of KALITTA that the defect was due to faulty workmanship by KALITT A, provided that no act or omission by KALITTA shall be deemed to be faulty workmanship unless such ct or omission is shown to be contrary to approved technical procedures in e ffect at the time perfonned; in the event of a wananty related dispute, both parties will attempt to reach an agreement; if an agreement cannot be reached, a third party expert agreeable to both the patiies will be used for arbitration and whose decision will be accepted as final; and

c.
the Aircraft, Engine, Part or material is returned to the Facility, at CUSTOMER's expense, together with written particulars as to the nature of the claimed defect or to such other location as may be agreed upon between the parties in writing, and

d.
in no event shall KALITTA's liability under this Section exceed the total repair costs already paid by CUSTOMER to KALITTA.


10.2      Warranty Repairs by KALITTA
a.
KALITTA's liability under the warranties set forth in Article 10.1 hereto shall be limited to the replacement or repair, at K.ALITTA's expense, (and subject to the limitations of Section 10.1(d)), of all or any portion of the warranted Services which, in the reasonable discretion of KALITTA, is caused by the defective workmanship of KALITTA, and to the repair or replacement of only those items or Parts which have been serviced by and returned to KALITT A and, while in the reasonable discretion of KALITTA, have suffered damage directly as a result of a defect in KALITTA's warranted Services.

b.
KALITTA's obligations under this Article 10.2 shall not extend to CUSTOMER-Fmnished or third-party furnished Parts used by KALITTA in the performance of the Services unless and to the extent such parts are found by Kalitta, in its reasonable discretion to be damaged as a direct result of a defect in the wananted Services.


10.3      Limitation ofWananties
THE WARRANTIES SET FORTH IN THIS ARTICLE 10 AND THE OBLIGATIONS AND LIABILITIES OF KALITTA UNDER THIS ARTICLE 10 ARE THE EXCLUSIVE
WARRANTIES PROVIDED BY KALITTA UNDER THIS AGREEMENT. KALITTA MAKES
NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR ORAL OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF AIRWORTHINESS, MERCHANTABILITY, OR FITNESS FOR INTENDED USE OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY SERVICES, PARTS OR MATERIALS OR INFORMATION FURNISHED HEREUNDER. KALITTA WILL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR
RESULTANT DAMAGES OF ANY KIND. CUSTOMER AGREES THAT KALITTA'S SOLE LIABILITY UNDER THIS ARTICLE 10 WILL BE AS PROVIDED IN ARTICLE 10.2 HEREOF.

10.4      CUSTOMER's Warranty Repairs
Unless otherwise agreed in writing by KALITTA, CUSTOMER shall return the Aircraft and/or Engine or defective Parts to KALITTA for all warranty repair or replacement pursuant to Article 10.2 hereof.

10.5      Assignment of Warranties
KALITTA shall assign to CUSTOMER on Parts provided by KALITTA any and all assignable wananties, service life policies and patent indenmities of manufacturers, suppliers and subcontractors other than KALITTA. CUSTOMER shall be solely responsible for enforcement of CUSTOMER's rights under such warranties, service life policies and patent indemnities. Upon CUSTOMER's request, KALITTA shall give notice to any such manufacturers, suppliers and subcontractors of the assignment of such wananties, service life policies and patent indemnities. To the extent warranties are not assignable by KALITTA to CUSTOMER, KALITTA shall endeavor, at CUSTOMER's expense, to enforce its rights under such warranties, service life policies and patent indenmities for the benefit of CUSTOMER.

10.6      Limitation ofKALITTA 's Liabilities
KALITTA shall be relieved of all obligations and liabilities under this
Article 10 if:
a.
CUSTOMER maintains, operates or permits operation of the Aircraft, Engine or Part other than in accordance with the applicable manufacturer's operating and maintenance instructions, or other than in accordance with an approved maintenance program for the Aircraft ancllor Engine.

b.
CUSTOMER accomplishes or has accomplished by agencies other than by KALITTA, the repair or replacement of all or any portion of KALITTA's warranted Services without notifying and obtaining KALITTA's consent in writing.

c.
CUSTOMER accomplishes or has accomplished by agenc1es other than KALITTA, repairs, alterations, modifications, replacements or overhauls of the Aircraft, Engine or Part and if such repair, alteration, modification, replacement or overhaul is determined to be the cause of such defect.

d.
The Aircraft, Engine or Part is operated subsequent to involvement in an accident and prior to complete repair, if such operation is determined to be the cause of such defect.

e.
KALITTA is notified in writing of any defect in KALITTA warranted
Services after the expiration ofthe warranty period set forth in Article
10.1 hereof.


11   RELEASE AND INDEMNIFICATION
11.1      Release, Indemnification and Liability.
a.
Except as specifically provided for in Articles 5.4, 10 and ll.l(b), CUSTOMER shall release, indemnify, defend, and hold hmmless KALITTA , its members, officers, directors, agents, contractors, subcontractors, shareholders, employees and assigns, from and against any and all liabilities, dllillages, losses, expenses, claims, suits, or judgments, including, but not limited to, reasonable attorneys' fees and expenses ("Claims"), for the death of or bodily injury to any person (other than the death of or bodily injury to an employee of KALITTA occurring during the course of his or her employment), and for the loss of, dllillage to, or destruction of any property (including, but not limited to, the Aircraft, Engines and Parts), and for consequential, special, indirect or contingent dllillages, including but not limited to, loss of use, loss of revenue, loss of profits and/or diminution of value arising out of KALITTA's performance of this Agreement. Notwithstanding the foregoing, CUSTOMER's indemnification of KALITTA shall not extend to any Claims to the extent attributable to the gross negligence or willful misconduct ofKALITTA.

b.
Each party assumes full responsibility for any and all liability on account of bodily injury to or death of any of its own employees occurring in the course of their employment. Each pmiy, with respect to its own employees, accepts full and exclusive liability in the payment of Worker's Compensation or employer's liability insurance premiums and for the payment of all taxes, contributions, or other payments for unemployment compensation or old age benefits, pensions or annuities imposed by any gove1ment or agency having jurisdiction.

11.2  Exclusion
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR, AND EACH PARTY EXPRESSLY WAlVES AND RELEASES THE OTHER PARTY FROM, ANY CLAIM FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, CONTINGENT AND/OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF REVENUE, LOSS OF PROFITS AND/OR DIMINUTION OF VALUE.

11.3  Survival
The provisions of this Article 11 shall remain in full force and effect after the expiration or earlier termination of this Agreement. Further, CUSTOMER will require any lessee or future operator ofthe Aircraft and/or Engine to agree to release and indemnify KALITTA according to the provisions of this Article 11.

11.4  Employee
Each party represents that it has or will obtain appropriate agreements with its employees or others whose services it may require, sufficient to enable it to comply with all the provisions of this Agreement. KALITTA shall have the sole responsibility for supervision and control of its personnel.

12  INSURANCE
12.1  General
Prior to Services being performed and throughout the term of this Agreement, both KALITTA and CUSTOMER shall maintain insurance as required in this Article 12 and shall furnish to the other a certificate from its insurance companies or insurance brokers. The certificate will be in a form that is reasonably acceptable to the other party, and will include the expiration dates, limits of coverage, additional insured requirements, contractual liability, and insurer's acceptance of all the provisions of this Agreement. All policies of insurance shall be endorsed so that coverage may not be canceled or changed adverse to the interest of the other party, without at least thirty (30) days prior written notice to the Parties.

12.2      KALITTA's Coverage:
a.
Comprehensive General Liability Insurance (including, but not limited to, Premises, Products, and Hangar keeper's liabilities) with a Combined Single Limit (Bodily Injury/Property Damage) of Five
Hundred Million United States Dollars (US$500,000,000.00) any one accident I occurrence, but subject to the following: as respects Products Liability, the above limit is in the aggregate aunually.

b.
Worker's Compensation Insurance and/or Employer's Liability Insurance, as required by law, including a waiver of subrogation in favor of CUSTOMER, with limits of not less than One Million United States Dollars
(US$1,000,000.00) per occunence unless otherwise required by law.

c.
KALITTA shall provide CUSTOMER with a cetiificate or certificates from its insurance cauiers indicating the expiration dates and limits of coverage of such insurance. The certificate of insurance holder shall be in the name of CUSTOMER at the address set forth in the introductory paragraph ofthis Agreement.
KALITTA shall bear the costs and shall be responsible for all deductibles contained in the insurance policies required under this
Article 12.2.

12.3      CUSTOMER's Coverage:
CUSTOMER agrees to maintain in force, during the term of this Agreement and for a period of three (3) years after Redelivery of the Aircraft and/or Engine or for the duration of CUSTOMER's ownership of the Aircraft and/or Engine, whichever occurs later, the following insurance coverages:

a. Comprehensive Airline Liability (including, but not limited to, Third Party Legal Liability, Public Liability, Passenger Legal Liability, Contractual Liability Insurance) with combined single limit of liability (Bodily Injury/Property Damage) of not less than Five Hundred Million United States Dollars KALITTA shall have the right to refuse to accept the Aircraft and/or Engine from CUSTOMER until CUSTOMER provides KALITTA with a certificate or certificates from its insurance carriers indicating the expiration dates and limits of coverage of such insurance. The certificate of insurance holder shall be in the following name and address:

KALITTA AIR, L.L.C.
818 Willow Run Airport Ypsilanti, MI 48198


(US$500,000,000.00) or whatever limit CUSTOMER carnes aircraft and/or engine, whichever is higher, per occurrence; and on its fleet of

b.  All Risks (ground, taxiing, and flight) Aviation Hull Insurance and
All Risks (including Transit) Aircraft Spare Parts, Engines and Equipment I nsurance, each including a wavier of subrogation in favor ofKalitta; and

c. Worker's Compensation Insurance as required by law and Employer's Liability Insurance, including a wavier of subrogation in favor of Kalitta, with limits of not less than One Million United States Dollars
(US$1,000,000.00) per occurrence unless otherwise required by law.

CUSTOMER shall bear the costs and shall be responsible for all deductibles contained in the insurance policies required under this
Article 12.3.


12.4      Special Insurance Provision
Except as stated otherwise herein, each insurance policy required under Article12.3 hereof shall also satisfY the following requirements:

a.
Each policy, other than worker's compensation policies, shall name KALITTA, its members, officers, directors, employees and agents and any other party which KALITTA may fi:om time to time reasonably require as additional insured
(the "Additional Insured") as their respective rights and interests may appear.

b.
Each policy shall contain a Breach of Warranty Clause in favor of the Additional Insured.

c.
Solely with respect to Comprehensive Airline Liability Insurance:

i. such insurance afforded the Additional Insured shall be primmy and without any right of contribution from any insurance which is carried by the Additional Insured;

ii. such insurance as is afforded CUSTOMER under the policy shall apply to liability assumed by CUSTOMER under contract or agreement and includes this Agreement; and

iii. such insurance shall provide a cross liability/severability of interests clause in favor of the Additional Insured.

d.
Each policy shall provide the Additional Insured thirty (30) days seven (7) days or such shorter period as may be custommy in the case of War Risks and Allied Perils Coverage) prior written notice of material change and/or cancellation of msurance.

e.
Each policy shall contain a hold hamliess and full waiver of underwriters' rights of subrogation in favor of the Additional Insured.


12.5 In the event the Aircraft is leased or sold by CUSTOMER within three
(3) years of the completion of the Workscope, CUSTOMER will require any LESSEE or future operator of the Aircraft and/or Engine to maintain insurance coverages as provided for in this Article 12, including, but not limited to, KALITTA as an additional insured and waiving subrogation in favor of KALITTA.

13   DEFAULT AND REMEDIES
13.1      Events ofDefault
Except as otherwise provided in this Agreement, if any one or more of the following events of default (the "Events of Default") shall happen, then this Agreement may be terminated, at the option of the party not in default (provided that the non-defaulting party's option to terminate shall not be deemed an election of remedies):

a.
If either party shall fail, in any material respect, in the performance of any of the obligations contained in this Agreement, which failure shall continue uncured for a period of ten (1 0) calendar days following written notice from the other party, unless the defaulting party provides to the other adequate assurance of its ability to cure such failure within a commercially reasonable time, and thereafter so cures;

b.
If either party shall file a voluntary petition in banlauptcy, or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future statutes, law or regulation of the United States or shall seek or consent to or acquiesce in the appointment of any trustee, or shall make any general assigmnent for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

c.
If any representation or warranty made by any party herein or made in any statement or certificate furnished or required hereunder, or in connection with the execution and delivery of this Agreement proves untrue in any material respect as ofthe date ofthe issuance or making thereof.

d.
Notwithstanding the provisions ofArticle 13.1 a, hereof, CUSTOMER shall not be entitled to any notice of default with respect to its obligation to pay invoices under Article 9 hereof and in accordance with the provisions specified in the Terms of Payment set forth in Exhibit 2 hereto.


DELAYS
14.1.     Excusable Delays

a.
KALITTA shall be excused from perfmmance of the Services to the extent that such performance is delayed by change in the scope of Services to be provided, acts or omissions by CUSTOMER to supply agreed data for Aircraft and/or Engine in work, the non-availability of Parts not generally anticipated in the performance of the Services on the Aircraft and/or Engine, delays caused by CUSTOMER, such as, but not limited to, the late Delivery of the Aircraft and/or Engine, the delivery of CUSTOMER-Furnished Parts in an unusable or unserviceable condition or in in sufficient quantities, mistalces, inaccuracies or other insufficiencies in any clata supplied by CUSTOMER and relied upon by KALITTA, delays caused by CUSTOMER-Furnished labor and/or CUSTOMER-Furnished maintenance or the late delivery of documents CUSTOMER is required to furnish ptior to the performance of the Services or an Act of God, natural hazard and/or disaster or any labor unrest, riot, civil commotion, lockout, national emergency, government intervention, restrictions or requirements, war, acts of foreign enemies or any fire, flood, earthquake, hurricane, tornado or perils of the sea or other perils or any circumstances beyond the control of KALITTA ("Excusable Delays").

b.
Notwithstanding, if CUSTOMER is delayed in delivering the Aircraft and/or Engine due to causes beyond CUSTOMER's reasonable control, KALITTA shall, upon Delivery ofthe Aircraft and/or Engine, use diligent efforts to complete the Services to be performed by the scheduled Redelivery Date and shall, to the extent necessary, request overtime authorization from CUSTOMER's representative or extend the Redelivery Date.



l5.  TAXES
15.1      Taxes
a.
CUSTOMER shall be solely responsible for paying any and all taxes, excises, duties and assessments (except taxes levied or assessed against KALITTA based on gross or net income) ("Taxes") arising out of KALITTA's performance of the Services and because the Aircraft and/or Engine is located in Michigan, in any manner levied, assessed or imposed by any government or subdivision or agency having jurisdiction.

b.
CUSTOMER shall promptly pay and discharge when due, unless the validity or application to the Services is being contested in good faith, any and all Taxes, together with any interest and penalties, the responsibility and liability for which is assumed by CUSTOMER pursuant hereto. If any such Taxes are levied, assessed or imposed upon KALITTA, KALITTA shall notifY CUSTOMER and CUSTOMER shall promptly pay and discharge the Taxes, but upon the written request and at the expense of CUSTOMER, KALITTA shall assist CUSTOMER in contesting the validity or application of such Taxes. If KALITTA receives a refund of all or any part of any Taxes (including, but not limited to, a refund of interest or penalties), the amount refunded to KALITTA shall promptly be remitted to CUSTOMER, less any expenses of KALITTA associated with contesting the validity or application of the Taxes which were not previously reimbursed by CUSTOMER to KALITTA.

15.2      Tax Indemnities
Each party indemnifies and holds the other hannless fi om any and all Taxes, charges, interest, penalties and expenses assessed against the other party but which is the responsibility ofthe indemnifYing party pursuant to Article 15.1 hereof.


16   RECORDS
16.1      Record keeping by KALITTA

a.
KALITTA shall maintain work records consistent with FAA, and KALITTA policies and procedures and shall provide CUSTOMER reasonable access to such records, for examination and, at CUSTOMER's expense, reproduction, upon reasonable advance request from CUSTOMER.

b.
KALITTA shall maintain all records required by the FAA and shall supply to CUSTOMER all data required by CUSTOMER for FAA reports.

c.
KALITTA shall supply CUSTOMER with one (1) copy of the records described in this Article 16 upon Redelivery or no later than ten (1 0) calendar days after Redelivery of the Aircraft and/or Engine to CUSTOMER by KALITTA; provided, however, KALITTA shall supply CUSTOMER with one (1) copy ofthe records necessary or advisable for the operation of the Aircraft and/or Engine upon Redelivery. KALITTA shall provide CUSTOMER with man-hour runs with respect to T & M items three (3) times per week for Aircraft only.

16.2 Aircraft and/or Engine Maintenance Records a.
KALITTA shall record all maintenance entries in accordance with Kalitta Maintenance Repair Station procedures and applicable FARs.

b.
CUSTOMER shall furnish to KALITTA all applicable Aircraft and/or Engine records, manuals and forms necessary for KALITTA's performance of the Services. It is the responsibility of CUSTOMER to supply current revisions of CUSTOMER's manuals held by KALITTA.


17   NON-LIABILITY OF INDIVIDUALS
17.1      Non-Liability
No director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or any supplement, modification, or amendment to this Agreement or because of any breach thereof or because of its execution or attempted execution.


18   CUSTOMER'S REPRESENTATIVES
18.1      On-Site Representatives
a.
During the period the Aircraft I Engine is in the Facility, CUSTOMER shall assign and designate, in writing, one or more person
(the "On-Site Representative") to oversee KALITTA performance of the Services. The On-Site Representative shall have the authority to execute or authorize any MWSRs, overtime, Part requisitions, purchase orders and accept performance of the Services to be performed pursuant to the Work Authorization Fonn. All MWSRs executed by the On-Site Representative shall be for the account of CUSTOMER.

b.
KALITTA shall provide the CUSTOMER's On-Site Representative(s) with an appropriately furnished office at the Facility. The CUSTOMER's On-Site Representative(s) shall have access to telephone, internet access, facsimile machine and photocopier as required. All long distance telephone calls and facsimile, living and traveling expenses, taxes, levies and other costs incnned by the On-Site Representative(s) shall be for the account of CUSTOMER.


19   NON-DISCLOSURE/NON-SOLICITATION
19.1      Non-Disclosure
The parties recognize that, in order for KALITTA to be able to perform the Services under this Agreement, it may be necessary for CUSTOMER or one or more of its affiliates or representatives to provide to KALITTA engineering and other technical data, drawings and other information that are confidential and proprietary to CUSTOMER (the Version 1-Kalitta December 8, 2010 "Confidential Information"). KALITTA (a) shall not disclose any of the Confidential Information to any person or entity except as necessary for the performance of the Services, and (b) shall not use any of the Confidential Infmmation in any manner or for any purpose other than for the performance of the Services. The term "Confidential Information" does not include data, drawings or information that are a matter of public record.

19.2 Mutual Non-Solicitation
CUSTOMERJI<:ALITTA shall not actively recruit or solicit, for employment any of the other party's employees, directly or indirectly, during the term of this Agreement and for a peliod of one (1) year following the termination of this Agreement, or the date of the last maintenance performed pursuant to this Agreement, whichever occurs last, without the prior written approval ofthe other party.

20 MISCELLANEOUS
20.1 Notices
All notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received if hand-delivered, sent by facsimile, by courier service or by United States certified or registered mail, addressed as follows:

If to KALITTA :
KALITTA AIR, L.L.C.
818 Willow Run Airport Ypsilanti, MI 48198
Attn: Conrad Kalitta
Fax: (734) 544-5008
Email: ketiman@kalittaair.com


If to CUSTOMER
BALTIA AIR LINES, INC.
JFK Intemational Airport
Termina1 4, Room 263.047
Jamaica, NY 11430
Attn: Igor Dmitrowsky
Fax: 203-840-3241
Email:Baltia@juno.com

or to such other persons or addresses as may be specified by either party in writing.

20.2 Assignment
This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Agreement may be voluntarily assigned, in whole or in part, without the prior written consent ofthe other party, which consent shall not be unreasonably withheld.

20.3 Article Headings and Captions
All section headings and captions used in this Agreement are for convenient reference and shall not affect the interpretation of this Agreement.

20.4 Exhibits
All Exhibits described in this Agreement shall be deemed to be incorporated herein and made a part of this Agreement.

20.5 Applicable Law, Jurisdiction and Venue
This Agreement will be governed and interpreted by Michigan law. Any lawsuit arising either directly or indirectly out of this Agreement, will be litigated in the Circuit Court for Washtenaw County, Michigan, or if original jurisdiction can be established, in the United States District Court for the Eastern District of Michigan.
Each Party shall be responsible for all associated costs related to acquiring and retention oftheir respective legal counsel.

20.6 Amendments
Except as otherwise specifically provided, this Agreement shall not be modified except by written agreement signed on behalf of CUSTOMER and KALITTA by their respective authorized representatives.

20.7 Entire Agreement
This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties and constitutes the entire Agreement between the parties with respect to the transaction contemplated herein and shall not in any marmer be

[Version 1-Execution Version]
[December 23, 2010          ]

usage of trade or by any other means except executed in writing on behalf of the parties by their duly authorized officers.

20.8 Legality of Provisions if any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The failure of either party at any time to require perfonnance by the other of any provision of this Agreement shall in no way affect that party's right thereafter to enforce such provisions, nor shall the waiver of either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision. Executed as of the date first set forth above, by the duly authorized representatives of CUSTOMER and KALITTA.



BALTIA AIR LINES. INC.

By: ___(signature)____________
Name: Igor Dmitrowsky
Title: President

KALITTA MAINTENMANCE

B: ____ (signature)____________
Name:  Conrad Kalitta
Title:  President



KALITTTA
  AIR


Dated:  December 23, 2012



LETTER AGREEMENT TO EXTEND THE AIRCRAFT
MAINTENANCE SERVICE AGREEMENT



WHEREAS, Kalitta Air, LLC d/b/a/ Kalitta Maintenance ("Kalitta") and Baltia Air Lines, Inc. ("Customer'') have entered into an Aircraft Maintenance Service Agreement ("Agreement") dated
December 23, 201O; and

WHEREAS, the term of the Agreement has or will terminate; and

WHEREAS, Kalitta and Customer desires to extend the Agreement:

NOW THEREFORE, Kalitta and Customer agree that the Agreement is extended from December 23, 2012 until December 23, 2013 or one year from the date of this Agreement, whichever is earlier, subject to Kalitta and Customer agreeing to a revised workscope.

FURTHER. Kalitta and Customer agree that all the remaining Terms and Conditions of the Agreement remain in full force and effect.



_____(signature)______________________
Kalitta Air d/b/a Kalitta Maintenance

By:  D. NOLANM

Title:  MGR OF HVYMX


______(signature)______________________
Baltia Air Lines, Inc.
By: Igor Dmitrowsky
Title: President


g:\k\kalitta\air\b\baltia air lines, inc\maintenance agreement-engine and aircraft\2010-2012\letter agreement to extend maintenance agreement-v1-122012-gwk.doc


818 Willow Run Airport, Ypsilanti, MI  48198
Telephone 734-484-0088
Fax 734-544-5008